UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

______________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2023

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STEELCASE INC.

(Exact name of registrant as specified in its charter)

Michigan	1-13873	38-0819050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer identification number)

901 44th Street SE Grand Rapids, Michigan	49508
(Address or principal executive offices)	(Zip code)

(616) 247-2710

(Registrant's telephone number, including area code)

None

(Former name, former address and former fiscal year, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock	SCS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

Steelcase Inc. (the "Company") reported its first quarter fiscal year 2024 results today and is furnishing the earnings release as Exhibit 99.1 attached hereto. Members of the public are invited to listen to the Company's webcast conference call on June 22, 2023, at 8:30 a.m. Eastern time through the link at ir.steelcase.com. A replay of the webcast will also be accessible through the Company's website.

The information furnished pursuant to this Item 2.02 and Item 7.01 to this Current Report on Form 8-K (including the exhibit hereto) shall not be considered “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.

Item 7.01. Regulation FD Disclosure.

The Company has updated its investor presentation and will make it available on the Company's website at ir.steelcase.com. The Company uses this presentation from time to time when Company executives interact with investors and analysts to discuss the Company's business strategies and long-term goals.

Item 9.01. Financial Statements and Exhibits.

(d) EXHIBITS.

Exhibit Number	Description
99.1	Earnings Release - First Quarter Ended May 26, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEELCASE INC.
By:	/s/ Nicole C. McGrath
Nicole C. McGrath Vice President, Corporate Controller & Chief Accounting Officer

Date: June 21, 2023